SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 16, 2004 _______________________________________________

VALLEY NATIONAL BANCORP
_________________________________________________________________________________________
(Exact Name of Registrant as Specified in Charter)

New Jersey ______________________________ (State or Other Jurisdiction of Incorporation)	1-11277 _______________________________ (Commission File Number)	22-2477875 ____________________________ (I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey _______________________________________________________________ (Address of Principal Executive Offices)	07470 ___________________(Zip Code)

Registrant’s telephone number, including area code	(973) 305-8800 _________________________________________

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

The Compensation and Human Resources Committee of the Board of Valley National Bancorp is responsible for administering the executive officer annual incentive compensation plan. Payments under the plan are determined by evaluating the executive’s performance in meeting certain corporate objectives, set at the beginning of the year, relating to earnings per share, return on assets and return on equity and the executives’ individual performance criteria.

Based on the criteria established in 2004 for three of the named executive vice presidents, except for Mr. Lawrence, in the Valley National Bancorp’s 2004 proxy statement, the earned incentive compensation was $135,000. The earned incentive for Mr. Lipkin, the Chairman, President and CEO, was $546,000. For Mr. Lawrence, his bonus of $150,000 was based upon his individual performance criteria.

Recognizing the many extenuating circumstances affecting operations during 2004, the Compensation and Human Resources Committee determined that an additional discretionary bonus of $35,000 should be paid to each executive vice president, other than Mr. Lawrence, and $79,000 paid to Mr. Lipkin.

The bonus payments for the executive vice presidents were approved by the Compensation and Human Resources Committee on November 16, 2004 and reported to the Board of Directors on November 17, 2004.

Mr. Lipkin’s bonus was approved by the Compensation and Human Resources Committee on December 14, 2004 and reported to the full Board of Directors on December 14, 2004.

The above payments for all executives were made in December, 2004.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2005	VALLEY NATIONAL BANCORP By: /s/ Alan D. Eskow —————————————— Name: Alan D. Eskow Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)